Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
November 10, 2021
Discover Funding LLC 12 Read’s Way New Castle, Delaware 19720

Re:	Discover Funding LLC, Discover Card Execution Note Trust, DiscoverSeries Notes

Registration Statement on Form SF-3

We have acted as special counsel for Discover Funding LLC, a Delaware limited liability company (“Discover Funding”), and Discover Card Execution Note Trust (the “Note Issuance Trust”), in connection with the preparation of the Registration Statement on Form SF-3 (the “Registration Statement”) filed with the Securities Exchange Commission (the “Commission”) on the date hereof with respect to the issuance of asset-backed notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the “Notes”). The term “Notes” shall include any additional amounts of such securities registered by the Note Issuance Trust pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) in connection with the offering contemplated by the Registration Statement. The Notes of a particular class or tranche will be issued pursuant to the Amended and Restated Indenture, dated as of December 22, 2005 (the “Indenture”), the Second Amended and Restated Indenture Supplement, dated as of December 22, 2005 (the “Indenture Supplement”) and a Terms Document, substantially in the form filed as Exhibit 4.7, 4.8 and 4.9 to the Registration Statement (the “Terms Document”), each between the Note Issuance Trust, as Issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). A form of prospectus (the “Prospectus”) is filed as an exhibit to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

We have examined an executed copy of the above captioned Registration Statement, the forms and executed documents filed as exhibits to, or incorporated by reference into, the Registration Statement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We are familiar with the proceedings taken by Discover Funding in connection with the authorization of the issuance and sale of the Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian partnership).

MAYER BROWN LLP

Discover Funding LLC Discover Card Execution Note Trust

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York (excluding any municipal laws), the Limited Liability Company Act of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Tranches created as described in the Registration Statement and that the Notes will, at Discover Funding’s direction, be sold by the Note Issuance Trust for reasonably equivalent consideration.

In rendering the opinions set forth herein, we have relied upon and assumed:

A.

The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.

The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

C.

The Terms Document with respect to each class or tranche of Notes that is executed and delivered will be in substantially the form we have examined, the transactions contemplated to occur under such document do in fact occur in accordance with the terms thereof and the Notes will be sold as described in the Registration Statement;

D.

All parties to the Transaction Documents (other than Discover Funding and the Note Issuance Trust) are validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite organizational power to enter into such Transaction Documents;

E.

Except to the extent that we expressly opine as to any of the following matters with respect to a particular party below: (i) the execution and delivery of the Transaction Documents have been duly authorized by all necessary organizational proceedings on the part of all parties (other than Discover Funding and the Note Issuance Trust) to each such document; and (ii) the Transaction Documents constitute the legal, valid and binding obligations of all such parties (other than Discover Funding and the Note Issuance Trust), enforceable against such parties in accordance with their respective terms; and

F.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

MAYER BROWN LLP

Discover Funding LLC Discover Card Execution Note Trust

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes are in proper form, and when executed, authenticated and delivered as specified in the Indenture and delivered against the payment of consideration specified in an underwriting agreement between the Note Issuance Trust, Discover Funding and the applicable underwriter for a class or tranche of Notes will be legal and binding obligations of the Note Issuance Trust, enforceable against the Note Issuance Trust in accordance with their terms.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

MAYER BROWN LLP

Discover Funding LLC Discover Card Execution Note Trust

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Dated: November 10, 2021

Very truly yours,

/s/ Mayer Brown LLP
MAYER BROWN LLP